                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12




                                      UNITED STATIONERS INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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


UNITED STATIONERS INC.
2200 East Golf Road                                                       [LOGO]
Des Plaines, Illinois 60016-1267
- ----------------------------
(847) 699-5000


NOTICE AND PROXY STATEMENT
for Action to be Taken by Written Consent
In Lieu of a Special Meeting of Stockholders


September 5, 1997

- --------------------------

To Our Stockholders:

Attached is a Proxy Statement which solicits your written consent as stockholders of United Stationers Inc. to certain amendments to the Company's Management Equity Plan. The amendments have been adopted by the Board of Directors of the Company, subject to stockholder approval.

This proposed action, and the procedure for indicating approval of these amendments, are described in detail in the attached Proxy Statement.

We appreciate your interest in and support of United Stationers.


                                          Sincerely,
                                          FREDERICK B. HEGI, JR.
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

UNITED STATIONERS INC.
2200 East Golf Road                     [LOGO]
Des Plaines, Illinois 60016-1267

- ---------------------------------------------


                                                               September 5, 1997

PROXY STATEMENT
FOR STOCKHOLDER ACTION BY WRITTEN CONSENT

- --------------------------

This Proxy Statement has been prepared by the management of United Stationers Inc. (the "Company"), and is being furnished in connection with the solicitation by the Board of Directors of the written consent of stockholders in lieu of holding a meeting. The Directors seek stockholder approval of certain amendments to the Company's Management Equity Plan ("Amendments"). The proposed Amendments are described in this Proxy Statement.

This Proxy Statement and the accompanying Consent Card are being mailed to stockholders commencing on September 5, 1997.

The procedure for indicating approval of this action is described in detail in this Proxy Statement.

                              GENERAL INFORMATION

VOTING RIGHTS

The matter that is being submitted for approval is to be acted upon by written consent, without a meeting. The holders of the Company's common stock, $0.10 par value ("Common Stock"), are entitled to vote on the matter. Each outstanding share of Common Stock is entitled to one vote.

Only holders of record of shares of the Company Common Stock at the close of business on August 20, 1997 (the "Record Date") are entitled to execute the Consent Cards. At the close of business on the Record Date, there were 11,619,755 shares of Common Stock issued and outstanding held by approximately 994 holders of record (the "Stockholders").

SOLICITATION OF WRITTEN CONSENTS

Under Delaware law, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under the Company's Restated Certificate of Incorporation, the written consent of 80% of the holders of outstanding Common Stock is required to authorize or take action by written consent in lieu of holding a meeting.

Attached to this Proxy Statement, as Appendix A is the text of the Amendments to the Management Equity Plan being submitted for Stockholder approval by written consent. The Amendments are more fully described under the caption "THE PROPOSAL" below.

The execution of Consent Cards by the holders of 80% of the Common Stock is required to approve the Amendments.


Written consents must be received by the Company on or before October 6, 1997. The Amendments will be effective on October 6, 1997, if sufficient written consents are received by that date (the "Effective Date").


Stockholders are requested to indicate approval of and consent to the Amendments by signing the enclosed Consent Card and by checking the box that corresponds to the action the Stockholder wishes to take. The text of the Amendments is not set forth on the Consent Card because of space considerations. Nevertheless, signing and indicating approval on the Consent Card will be deemed to be written consent to the adoption of the Amendments.

FAILURE TO CHECK ANY OF THE BOXES WILL, IF THE CONSENT CARD HAS BEEN SIGNED, CONSTITUTE APPROVAL OF AND CONSENT TO THE ADOPTION OF THE AMENDMENTS.


The Board of Directors requests that each Stockholder mark, sign and date the enclosed Consent Card. An addressed envelope is enclosed for your convenience in returning the Consent Card. The Consent Card should be returned as soon as possible for receipt no later than October 6, 1997.


The Company will pay the entire cost of the preparation and mailing of this Proxy Statement and all other costs of this solicitation. In addition to the use of the mails, certain of the Company's directors, officers or regular employees may also solicit written consents by telephone, telegraph or personal interview, without special compensation therefor. The Company will also reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxy materials to their principals.

REVOCATION OF WRITTEN CONSENTS

Any Consent Card executed and delivered by a Stockholder may be revoked by delivering written notice of such revocation prior to the Effective Date to the Company at the address set forth below. Consent Cards may not be revoked after the Effective Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning the Common Stock ownership as of August 20, 1997 of each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:


                                                                                                      Amount and Nature     Percent
                                                                                                        of Beneficial         of
                               Name and Address of Beneficial Owner                                       Ownership          Class
- ---------------------------------------------------------------------------------------------------  --------------------   -------
Wingate Partners, L.P.                                                                                   6,045,823(1)        49.6%
  750 N. St. Paul Street, Suite 1200
  Dallas, Texas 75201

ASI Partners, L.P./Cumberland Capital Corporation                                                        1,799,588(2)        15.5%
  9441 LBJ Freeway, Suite 300
  Dallas, Texas 75243

Chase Manhattan Investment Holdings, L.P.                                                                1,235,061(3)         9.6%
  380 Madison Avenue
  New York, NY 10017

Farallon Partners, LLC                                                                                     868,508(4)         7.5%
  One Maritime Plaza, Suite 1325
  San Francisco, CA 94111


- --------


(1) Includes (i) 4,268,577 shares owned by Wingate Partners, L.P. ("Wingate Partners"), (ii) 1,117,374 shares owned by Wingate Partners II, L.P. ("Wingate II"), (iii) 74,094 shares owned by Wingate Affiliates, L.P. ("Affiliates") and (iv) 19,634 shares owned by Wingate Affiliates II, L.P. ("Affiliates II") (collectively, "Wingate"). Also includes warrants which are exercisable for an aggregate of 566,144 shares of Common Stock (or shares of non-voting common stock) at the holder's option. Edward Easterling is a general partner of Wingate II and Affiliates II and thus may be deemed the beneficial owner of 1,479,087 shares, or 12.4%. Other general partners, including Frederick B. Hegi, Jr. and James A. Johnson, and their beneficial interests, are shown on page 4 of this Proxy Statement.


(2) Includes (i) 1,430,401 shares owned by ASI Partners, L.P. (ii) 156,304 shares owned by ASI Partners II, L.P. (iii) 40,084 shares owned by ASI Partners III, L.P. (collectively, "ASI Partners"), and (iv) 154,125 shares owned by Cumberland Capital Corporation ("Cumberland"). Cumberland serves as the general partner of ASI Partners. Also includes warrants exercisable for an aggregate of 18,674 shares, at the holder's option.

(3) As of August 20, 1997, no Common Stock is owned by such holder. Includes (i) 758,994 shares of nonvoting common stock and (ii) warrants exercisable for an aggregate of 476,067 shares of Common Stock (or shares of nonvoting common stock) at the holder's option. Subject to certain restrictions, the nonvoting common stock is convertible at any time at the option of the holder into shares of Common Stock.

(4) Includes 180,413 shares owned indirectly by Farallon Capital Management, LLC as investment advisor to certain discretionary accounts and 688,095 shares owned indirectly by Farallon Partners, LLC as general partner of the following partnerships: (i) 307,228 shares owned by Farallon Capital Partners, L.P., (ii) 240,466 shares owned by Farallon Capital Institutional

    Partners, L.P., (iii) 71,632 shares owned by Farallon Capital Institutional Partners II, L.P., (iv) 27,402 shares owned by Farallon Capital Institutional Partners III, L.P., and (v) 41,367 shares owned by Tinicum Partners, L.P.

VOTING TRUST

A total of 8,478,927 shares (73%) of the Common Stock, including the shares owned by Wingate, ASI Partners/Cumberland, Good Capital Co., Inc. and other shares, are held in a voting trust (the "Voting Trust"), pursuant to a Voting Trust Agreement dated as of January 31, 1992, as amended March 30, 1995. The trustees of the Voting Trust are Thomas W. Sturgess, Frederick B. Hegi, Jr., James A. Johnson, Daniel J. Good and Gary G. Miller. (All the trustees, except Mr. Sturgess, are directors of the Company.) The trustees hold all voting power to vote the shares held in the Voting Trust and may act by a majority vote of the trustees. The trustees agree to vote all shares in trust to elect a board of directors of the Company as specified in the Voting Trust Agreement. The trustees also agree to vote all shares in trust on all other matters in accordance with written directions from the holders of Voting Trust Certificates representing not less than two-thirds of the shares of Common Stock held in the trust or, in the absence of such written direction, as the trustees determine in their sole discretion.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock by each of the directors, each of the executive officers named in the Summary Compensation Table, and all of the Company's directors and executive officers as a group as of August 20, 1997:


                                                                                                Percent of
                                                                                               Common Stock
                                             Common Stock       Exercisable     Exercisable    Outstanding
                  Name                    Beneficially Owned    Options (1)    Warrants (1)        (2)
- ----------------------------------------  ------------------   -------------   -------------   ------------
Daniel J. Good                                198,287(3)           --              59,656(3)       2.2%
Frederick B. Hegi, Jr.                      5,479,679(4)           --             566,144(4)      50.3%
James A. Johnson(7)                         1,156,180(5)           --             339,694(5)      12.7%
Gary G. Miller(6)                             --                   --              --            --
Michael D. Rowsey(7)                           84,557             214,506          --              2.6%
Joel D. Spungin                                19,320              --              --             *
Randall W. Larrimore                          --                   --                            --
Daniel H. Bushell                              19,538             209,199          --              2.0%
Steven R. Schwarz                                 628             120,000          --              1.0%
Ergin Uskup                                       126              60,000          --             *
All current directors and executive
 officers as a group (15 persons)           5,821,904(8)          766,205         625,800         55.5%


- --------

*Less than 1%


(1) Options and warrants exercisable within 60 days of the date of this Proxy Statement. Except for options granted to Mr. Larrimore (none of which are exercisable within 60 days of the date hereof) exercisability of options is subject to certain conditions, the occurrence of which is assumed for this purpose, including the occurrence of an Event -- as described on page 13 of this Proxy Statement, although no such Event is certain to occur within said 60 days.

(2) For purposes of calculating the beneficial ownership percentage of each such stockholder, it was assumed that such stockholder exercised all options, conversion rights and warrants by which the stockholder had the right to acquire shares of Common Stock, within 60 days of the date of this Proxy Statement.


(3) Includes 36,173 shares of Common Stock and 16,852 warrants held by trusts for which Mr. Good serves as trustee. Does not include 363,899 shares owned by Good Capital Co., Inc., of which Mr. Good is Chairman and a controlling stockholder; accordingly Mr. Good may be deemed to beneficially own the shares owned of record by Good Capital Co., Inc.



(4) Includes all 5,479,679 shares beneficially owned by Wingate and 566,144 warrants held by Wingate. Mr. Hegi serves as a general partner of Wingate Partners and various Wingate entities. Does not include any of the 8,478,927 shares held in the Voting Trust, of which Messrs. Hegi and Johnson are trustees, other than the 5,479,679 shares beneficially owned by Wingate.



(5) Includes 1,117,375 shares owned by Wingate II, 19,634 shares owned by Affiliates II, and 19,171 shares owned by Mr. Johnson. Warrants include 333,779 owned by Wingate II and 5,915 owned by Affiliates II.



(6) Does not include shares owned by ASI Partners or Cumberland. Mr. Miller is President and a stockholder of Cumberland and, accordingly, may be deemed to beneficially own the shares owned of record by ASI Partners and Cumberland.



(7) Includes shares owned directly and by an individual retirement account for the sole benefit of such individual.



(8) Of the 5,821,904 shares shown as owned by all current directors and officers as a group, 17,514 shares are held with sole voting and investment power and 5,804,390 shares are held with shared voting and investment power, including 5,801,232 of the shares in the Voting Trust. Does not include any of the 2,677,695 shares in the Voting Trust held for the benefit of persons other than current directors and executive officers. Does not include shares owned by ASI Partners/Cumberland, or Good Capital Co., Inc.


                                  THE PROPOSAL

SUMMARY OF THE PROPOSAL

The Board of Directors, acting by unanimous written consent, has adopted certain amendments ("Amendments") to the Company's stock option plan, called the Management Equity Plan (the "MEP Plan"), subject to approval of the Stockholders, and submits to the Stockholders a proposal to approve the Amendments.

The MEP Plan provides for the issuance of shares of Common Stock through the exercise of options, to key officers and management employees of the Company or its subsidiary, United Stationers Supply Co. ("United"), either as incentive stock options or as non-qualified stock options. The number of eligible participants in the MEP Plan is approximately 200.

The Amendments (1) increase the number of shares authorized to be issued under the MEP Plan from 2,605,924.28 to 4,100,000 shares; (2) authorize the granting of options to non-employee directors of the Company, and (3) provide for transferability of the options under certain circumstances. These Amendments are explained in more detail below.


INCREASE IN NUMBER OF SHARES. The number of shares which could be issued upon exercise of options under the MEP Plan before adoption of the Amendments was 2,605,924.28 shares. Options for almost all of the shares issuable under the MEP Plan were granted in connection with the acquisition of Associated Stationers, Inc. ("ASI") in 1992 and in connection with the merger ("Merger") of ASI with United in 1995 (the "Merger Incentive Options"). These Merger Incentive Options were granted in order to provide incentives to management with respect to the successful development of ASI and the later integration of ASI with the Company. All of the Merger Incentive Options will vest and become immediately exercisable upon the occurrence of a liquidity event ("Event") as described on page 13 of this Proxy Statement.



On May 23, 1997, with the hiring of Randall W. Larrimore as President and Chief Executive Officer of the Company, the Board of Directors granted options to Mr. Larrimore to purchase up to 250,000 shares of Common Stock at $21.625 per share, the fair market value of the shares as of that date. The options will vest in 20% increments on each anniversary of the grant date, and will expire 10 years after the grant. Options for 100,000 of the shares further provide that they will not be exercisable until either the market value of the Common Stock has been at least $40 per share for 80 out of 100 consecutive trading days, or December 31, 2006, whichever occurs earlier. As of May 23, 1997, there were presently available for grant 212,000 shares under the MEP Plan, all of which were granted to Mr. Larrimore.


Therefore, the Board of Directors of the Company approved Amendments to the Plan, subject to approval by the stockholders of the Company, among other things, increasing the number of shares available under the MEP Plan, to cover the additional 38,000 shares approved for grant to Mr. Larrimore, and anticipating the need for additional options in connection with (1) the expected recruitment and hiring of additional management personnel, (2) the recruitment of additional or replacement directors, and (3) the need to provide additional incentives to management in the future, after the Merger Incentive Options have vested and been exercised following the occurrence of an Event.

INCLUSION OF NON-EMPLOYEE DIRECTORS AS PARTICIPANTS. The Board of Directors recognizes the desirability and benefits of including skilled and independent individuals as directors of the Company. Such independent directors are beneficial not only for the independent perspectives they bring to the board, but also because a Compensation Committee composed of independent directors is required to ensure deductibility of certain executive compensation (including compensation from exercise of stock options) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The directors believe that such independent directors should be compensated for their services as directors in a manner that aligns their interests closely with those of all stockholders. Accordingly, the board of directors amended the MEP Plan to provide that such independent directors may be granted stock options as part of the compensation for their services as directors.

TRANSFERABILITY OF OPTIONS. The Securities Exchange Commission has recently revised certain rules to permit transferability of stock options by executives. Such transferability provides executives with added estate planning opportunities. Accordingly, the Amendments include provisions permitting transfers of options under limited circumstances. Transfers may be made only to the spouse, children or grandchildren of the optionee, or to trusts for the benefit of family members, or to family partnerships. Incentive Stock Options will continue to be transferable only by will or by the laws of descent.

The discussion and descriptions of the Amendments in this Proxy Statement are qualified in their entirety by reference to the full text of the Amendments in Appendix A. Appendix B to this Proxy Statement sets forth the MEP Plan with the Amendments incorporated.

DESCRIPTION OF THE PLAN

The Plan, as amended, provides for the issuance of up to 4,100,000 shares through the exercise of options. The Board of Directors ("Directors") may at any time amend or terminate the Plan, except that certain amendments may not be made by the Directors without the approval of the stockholders, and no such action by the Directors may materially and adversely affect any option previously granted without the consent of the optionee.

The number of shares available for issuance under the Plan, and the number of shares subject to outstanding options are subject to adjustment in the event of certain stock dividends, recapitalizations or other similar changes affecting the number of outstanding shares. Either authorized but unissued shares or reacquired shares held in the Company's treasury may be used to fulfill options granted under the Plan.

The purpose of the Plan is to afford certain of the key employees of the Company and its subsidiaries who are responsible for the continued success of the Company an opportunity to acquire an ownership interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company.

The eligible participants in the Plan are the key employees, officers and directors of the Company and its subsidiaries, who are regularly employed on a salaried basis on the date of a grant.

The maximum number of shares for which options may be granted in any year to any individual is 400,000.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

ADMINISTRATION


The Plan is administered by a committee (the "Committee") appointed by the Directors. The following directors of the Company, who also serve as the members of the Compensation Committee of the Board of Directors, are members of the
Committee: Gary G. Miller, Chairman, and James A. Johnson; Frederick B. Hegi, Jr. and Randall W. Larrimore are EX OFFICIO members.


Subject to the provisions of the Plan, the Committee -- and/or the Directors -- determine the optionees, option exercise prices, dates of grant, number of options, and vesting periods and conditions. In addition, the Committee is authorized to interpret the Plan, to adopt rules relating thereto, to determine the terms and provisions of the participants' options, and procedures for exercise of options (which need not be identical for all participants).

GRANT OF OPTIONS

Options may be granted under the Plan to such eligible employees or non-employee directors as may from time to time be determined by the Committee or the Board of Directors. Options may be granted either as Incentive Stock Options ("ISO"), that is options which qualify as incentive stock options under Section 422 of the Code, or as nonqualified stock options. The exercise price of each option granted under the Plan is set by the Committee, and will normally be the fair market value of the applicable share on the date of grant. The exercise price of each ISO may not be less than 100% of the fair market value of the applicable share on the date of grant.

EXERCISE OF OPTIONS

Options granted under the Plan are exercisable at such times and/or in such number of cumulative installments as the Committee may establish. Options will expire at such times, and on such conditions as the Committee shall determine at the time of grant, but in any event no option may be exercised more than 10 years following the date of grant.

In the event of a Change in Control or a merger between the Company and another corporation in which the Company is not the surviving entity, any options which have not been exercised shall be canceled and replaced by options issued by the surviving entity in accordance with Rule 16b-3(f)(1) under the Securities Exchange Act of 1934, as amended.

Options may be exercised by delivering written notice to the Treasurer of the Company accompanied by payment in full for the shares being purchased. Payment may be made in cash or in shares, or, if determined by the Committee at the time of grant, may be made by deducting from the Shares being exercised, a number of shares having a Fair Market Value which shall equal the option price. To satisfy withholding tax obligations, shares may be withheld or delivered pursuant to the terms of the option agreements, or pursuant to certain elections made by optionees or beneficiaries by a specified period prior to the date the amount of tax to be withheld is determined.

Options are exercisable during the optionee's lifetime only by the optionee or an authorized transferee. Except as indicated below, an option may be exercised only during continuous employment. Each option will require that the optionee remain in the continuous employ of the Company for at least 6 months (or 3 months in the case of an ISO) from the date of grant before the right to exercise any part of the option will accrue. If an optionee's employment is terminated without substantial cause, the optionee will have a period designated by the Committee at the time of grant to exercise the options which shall be no less than 30 days (or 3 months in the case of an ISO). If the optionee dies, becomes disabled, or retires, the optionee or the optionee's successors-in-interest will have a period of time, as determined by the Committee at the time of grant, which shall be no less than 6 months, after the date of death, or after the termination of employment as the result of disability or retirement. In each case, the option may be exercised only to the extent the optionee could have exercised the option at the date of termination of employment and may not be exercised later than the expiration of the option.

FEDERAL INCOME TAX ASPECTS

INCENTIVE STOCK OPTIONS

Neither the grant nor lapse of an ISO is a taxable event to either the Company or the optionee. Under the Code, if the optionee holds the shares acquired upon exercise of the option for more than one year after transfer of the shares to the optionee and more than two years from the date of the grant of the option, and if certain other conditions are met: (a) no regular income tax is imposed on the optionee at the time of exercise of the option; (b) the difference between the option exercise price and the amount realized upon disposition of the shares is treated as long-term capital gain or loss; and (c) the Company is not allowed an income tax deduction in connection with the grant or exercise of the option. If the one year/two year holding period requirements discussed above are not met, then, generally, taxable income will result in an amount equal to the excess, at the time of exercise, of the value of the shares over the exercise price. This amount will be includable as ordinary income to the optionee and is deductible by the Company at the time of the disposition.

In addition, depending on the optionees overall tax situation, the optionee may be subject to the alternative minimum tax at the applicable rate, on the amount which would be realized as compensation pursuant to the rules applicable to nonqualified options, discussed immediately below.

NONQUALIFIED OPTIONS

A participant who receives an option under the MEP Plan is not in receipt of taxable income upon the grant thereof, but will realize ordinary income upon exercise equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction in the taxable year during which the optionee realizes compensation income.

The Company will comply with the obligations imposed upon it under applicable tax withholding laws, if any, with respect to options granted, and is entitled to do anything to effectuate such compliance, including, without limitation, withholding from the optionee at the time of exercise a number of shares to be issued upon exercise to meet the withholding obligation. The shares withheld will be valued at their Fair Market Value as determined in accordance with the Plan.

RESTRICTIONS ON RESALE OF SHARES

Shares acquired under the Plan upon exercise of options will be subject to any condition restricting transfer then required by state or federal securities laws. The Committee may impose additional restrictions on resale or disposition of such shares. There may also be restrictions on resale of shares to participants who at the time of distribution are "affiliates" of the Company.

The Merger Incentive Options granted pursuant to the Plan, and described on page 6 of this Proxy Statement, are subject to restriction on resale of the shares for a period of six months after the Event.

EXECUTIVE COMPENSATION

The table and notes below show the compensation paid to each person who has served as the Chief Executive Officer of the Company during 1996 and the four other highest-paid officers of the Company who were serving as executive officers on December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation                    Long-term Compensation
                       Fiscal                                 Other      Restricted
                        Year                                  Annual       Stock                         LTIP       All other
 Name and Principal    Ended    Salary (1)      Bonus      Compensation   Award(s)       Options        Payouts   Compensation
      Position         12/31       ($)           ($)          ($)(2)        ($)            (#)          ($) (3)      ($) (4)

Frederick B. Hegi,      1996  (5)
 Jr.
CHAIRMAN OF THE         1995  (8)
 BOARD,
PRESIDENT AND CEO       1994  (8)

Thomas W. Sturgess      1996  (7)   495,000     376,200                                  240,000(10)                    6,324
CHAIRMAN OF THE         1995  (6)                                                              0
 BOARD,
PRESIDENT AND CEO       1994  (8)                                                              0

Daniel H. Bushell       1996      255,000       142,620                                   51,343                        3,677
EXEC. VICE PRESIDENT    1995      213,076       249,569                                  120,000                        2,579
AND CFO                 1994  (8)                                                              0

MICHAEL D. ROWSEY       1996      255,000       142,620                                   50,000                        4,034
EXEC. VICE PRESIDENT    1995      243,502       264,197                                  120,000                        2,945
                        1994  (8)                                                              0

STEVEN R. SCHWARZ       1996      255,000       745,605  (9)                                   0                        4,108
EXEC. VICE PRESIDENT    1995      205,608       205,536                                  120,000         54,525       164,921
                        1994      185,000        15,818                                   14,000          9,677           945

Ergin Uskup             1996      188,370       275,688  (9)                                   0                        8,007
VICE PRESIDENT, MIS     1995      173,542       127,880                                   60,000         24,500       124,648
 AND
CIO                     1994      153,574        27,500                                   16,000                        4,194

- ---------

(1) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Internal Revenue Code under the Company's 401(k) Savings Plan.

(2) No amounts of "Other annual compensation" were paid to any named executive officer except for perquisites and other personal benefits which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual's salary plus bonus.

(3) Includes payments from the Company's former Executive Bonus Plan of awards earned in 1995 and prior years payable in annual installments. The 1995 distribution was a final distribution as the Plan was terminated just prior to the Merger.

(4) Includes:

    (a) Company contributions to the Company's 401(k) Savings Plan for Mr. Sturgess ($2,375); Mr. Bushell ($2,375); Mr. Rowsey ($2,375); Mr. Schwarz ($2,368) and Mr. Uskup ($2,375);

    (b) Premiums paid during 1996 for Split Dollar Life, Group Life and Accidental Death insurance policies for Mr. Sturgess ($3,949); Mr. Bushell ($1,302); Mr. Rowsey ($1,659) Mr. Schwarz ($1,740) and Mr. Uskup ($5,632);

(5) Mr. Hegi became Chairman, President and CEO on November 18, 1996; Mr. Hegi receives compensation from Wingate Partners, but no compensation from the Company.

(6) Mr. Sturgess became Chairman of the Board on March 30, 1995, and President and CEO on May 31, 1995. For calendar year 1995, Mr. Sturgess received fees from Wingate Partners, but no compensation from the Company.

(7) Mr. Sturgess resigned his position as Chairman, President and CEO effective November 18, 1996; he continued as a director until the Annual Meeting on May 14, 1997.

(8) Not employed by or an officer of the Company during the indicated year.

(9) Includes special stay bonuses earned during 1996 by Messrs. Schwarz ($602,985) and Uskup ($175,000) pursuant to employment agreements.

(10) Options for 360,000 shares were granted to Mr. Sturgess on January 1, 1996. Effective November 18, 1996 options for 120,000 shares were canceled.

OPTION GRANTS DURING LAST FISCAL YEAR

Options were granted to certain of the executives named in the Summary Compensation Table on October 2, 1995, subject to stockholder approval of certain amendments to the Management Equity Plan ("MEP Plan".) The Plan amendments were approved by the stockholders on May 8, 1996. Options were granted during the year ended December 31, 1996 to certain of the officers named in the Summary Compensation Table. The following table contains information concerning such grants.

                     OPTION GRANTS DURING LAST FISCAL YEAR


                                                                                    Potential Realizable Value at Assumed
                      Options                                                     Annual Rates of Stock Price Appreciation
                      Granted    Percent of Total   Exercise or                            for Option Term (1)(6)
                    (Number of    Options Granted    Base Price    Expiration    -------------------------------------------
       Name           Shares)    in fiscal year(3)  (per Share)     Date (7)        0% (5)           5%             10%
- ------------------  -----------  -----------------  ------------  -------------  -------------  -------------  -------------
Thomas W.
 Sturgess(1)           360,000           55.3%      $  14.375(4)     9/26/02     $   2,440,000  $   1,567,868  $   3,838,108
Michael D.
 Rowsey(2)              50,000            7.7%          1.45         1/31/02         1,077,500      1,468,610      1,964,795
Daniel H.
 Bushell(2)             51,343            7.9%          1.45         1/31/02         1,106,442      1,508,057      2,017,570


- --------

(1) Options for 360,000 shares were granted to Mr. Sturgess on January 1, 1996. Effective November 18, 1996 options for 120,000 shares exercisable at $5.12 per share were canceled, and as of March 31, 1997 options for 80,000 shares expired. Accordingly, the potential value realizable for Mr. Sturgess' options has been calculated based on only the remaining 160,000 options.

(2) Options were granted under the MEP Plan pursuant to an Executive Stock Purchase Agreement dated January 31, 1992, as amended March 30, 1995 between the officer and the Company.

(3) Based on 650,772 options granted to employees during the year.

(4) Exercise price increases $0.625 per quarter on the first day of each calendar quarter. Exercise price is shown as of December 31, 1996. Exercise price as of September 1, 1997 is $16.25 per share.

(5) The amounts under the column labeled "0%" reflect the difference between the exercise price and the market price at the date of grant. The amounts are included pursuant to certain rules of the Securities and Exchange Commission. Because the options were not then exercisable, the amounts shown were not in fact realizable.

(6) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules of the Securities and Exchange Commission, and are not intended to forecast future appreciation, if any, in the price of the shares. The amounts are calculated assuming the options will expire at their final expiration date rather than earlier, and assumes in the case of Sturgess' options an exercise price of $28.75, the exercise price at the expiration date. The actual value of the options, as well as the expiration date, will vary in accordance with the market price of the shares and the occurrence of an Event.


(7) The expiration date is the earlier of three years after an Event (as defined on page 13) or the date shown.


- --------


Since the end of the last fiscal year, on May 23, 1997 options were granted to Randall W. Larrimore to purchase 250,000 shares of Common Stock. The options were granted at the fair market value on the day of grant, will vest in 20% increments on each anniversary of the grant date, and will expire 10 years after the grant. Options for 23,000 shares were granted as Incentive Stock Options, and the remainder were granted as non-qualified options. In addition, options for 100,000 of the shares further provide that they will not be exercisable unless and until either the market value of the Common Stock has been at least $40 per share for 80 out of 100 consecutive trading days, December 31, 2006, whichever occurs earlier.

The following table contains information concerning option exercises during the Company's year ended December 31, 1996 by each of the named executive officers and the fiscal year end values:

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                Value of Unexercised
                                                                   Number of Unexercised       in-the-money Options at
                                       Shares                   Options at Fiscal Year End     Fiscal Year End (1)(3)
                                     Acquired on      Value     ---------------------------   -------------------------
              Name                    Exercise       Realized   Exercisable (2) Unexercisable Exercisable (2) Unexercisable
- ---------------------------------  ---------------   --------   -----------   -------------   -----------   -----------
Thomas W. Sturgess                        0             $0             0        160,000              0      $  819,200
Michael D. Rowsey                         0              0             0        214,506              0       2,459,133
Daniel H. Bushell                         0              0             0        209,199              0       2,363,342
Steven R. Schwarz                         0              0             0        120,000              0         753,300
Ergin Uskup                               0              0             0         60,000              0         376,650

- --------

(1) The values given are based on the closing price of the Shares on December 31, 1996, which was $19.50, less the applicable exercise price, before payment of applicable taxes.

(2) DEFINITION OF AN "EVENT." The options described above are not exercisable until after the occurrence of a transaction or group of transactions (an "Event") that causes Wingate and its affiliates to realize a return of liquid proceeds at least equal to their common stock investment in the Company. No shares acquired pursuant to exercise of such options may be sold prior to six months after the Event. An Event has not occurred as of the date of this Proxy Statement.

(3) The above Table shows the values of the options as of December 31, 1996, the end of the last fiscal year. Based on the closing price of $35.50 on the Record Date, August 20, 1997, the values of the unexercisable options on the Record Date would be as follows:

Mr. Sturgess  $3,080,000  Mr. Schwarz   $2,476,950
Mr. Rowsey     5,694,879  Mr. Uskup      1,238,475
                          Mr.
Mr. Bushell    5,514,176  Larrimore      3,468,750

EMPLOYMENT AGREEMENTS

Prior to the Merger, the Company, as settlor, entered into an irrevocable trust agreement (the "Benefits Trust Agreement") with American National Bank and Trust Company of Chicago, as trustee (the "Benefits Trustee"). The Benefits Trust Agreement secures the payment of all amounts owed to certain employees under their then existing employment contracts, certain obligations of the Company to provide post-employment medical benefits, certain severance benefits to former employees, and related costs. Under the terms of the Benefits Trust Agreement and the Merger Agreement, the Company has caused an irrevocable letter of credit in the initial amount of $24.0 million to be furnished to the Benefits Trustee by The Chase Manhattan Bank. Each compensation or benefit payment by the Benefits Trustee reduces the amount of the letter of credit. To the extent that the Company makes payments of compensation and benefits covered by the Benefits Trust Agreement or otherwise satisfies its obligation to these current and former employees (or, in some cases, their eligible dependents or surviving beneficiaries) and obtains a waiver from such persons, the letter of credit is being and will be reduced as provided in such waiver.

Payments from the Benefits Trust have been and/or are being made to the following beneficiaries thereof, among others: Joel D. Spungin, the Chairman and Chief Executive Officer of the Company prior to the Merger; Jeffrey K. Hewson, the President and Chief Operating Officer of the Company prior to the Merger, and the Chief Executive Officer from the time of the Merger until May 1995; Steven R. Schwarz; and Ergin Uskup.

STURGESS EMPLOYMENT AGREEMENT. Effective January 1, 1996, an employment agreement was entered into between the Company and Thomas W. Sturgess, to serve as Chairman of the Board, President and Chief Executive Officer. The agreement provides for a base salary of $495,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The agreement is for a three-year term, until December 31, 1998, and was renewable for one-year terms thereafter unless terminated by either party. Upon termination of the agreement, unless for cause or voluntarily by Sturgess, Sturgess shall be entitled to receive an amount equal to two times his base salary plus bonuses. The agreement also provided for the grant of options to purchase 360,000 shares of Common Stock which options were granted effective as of January 1, 1996, and are described more fully on page 10 of this Proxy Statement.

Pursuant to an agreement dated November 18, 1996 between Mr. Sturgess and the Company, Mr. Sturgess resigned his positions with the Company and subsidiaries (except for his position as a director of the Company), his salary and bonus participation ended as of December 31, 1996, and he continues in the Company's medical plan until December 31, 1999. Options for Mr. Sturgess to purchase 120,000 shares of common stock were canceled effective November 18, 1996, and options to purchase an additional 80,000 shares terminated effective March 31, 1997. Options to purchase 160,000 shares, at an exercise price which is currently $16.25 per share, and which increases by $0.625 per share each quarter, become exercisable upon the occurrence of an "Event" as described on page 12, and will expire, if not sooner exercised, on the earlier of three years after an Event or September 26, 2002.


LARRIMORE EMPLOYMENT AGREEMENT. The Company and Randall W. Larrimore entered into an employment agreement dated as of May 23, 1997 to serve as President and Chief Executive Officer. Pursuant to the agreement, Mr. Larrimore's employment begins May 23, 1997 and continues until Mr. Larrimore or the Company notifies the other party. If Mr. Larrimore notifies the Company, the term of employment ends 90 days after such notification, and if the Company notifies Mr. Larrimore, the term of employment ends two years after such notification. The term of employment also may be terminated earlier under certain circumstances.



The agreement provides for an annual base salary of at least $495,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The agreement also provides for a supplemental pension benefit that will provide Mr. Larrimore with an amount equivalent to five additional credited years of service under the Company's pension plan.



If Mr. Larrimore's employment is terminated by the Company (other than for Cause, as defined in the agreement) without the specified notice, or by Mr. Larrimore for Good Reason (as defined in the agreement) he will be entitled to his salary and bonuses earned to the date of termination plus an amount equal to two times his base pay plus bonuses, and his stock options will continue to be or become exercisable during the 24 months following such termination. If his employment terminates due to his death or disability, he will receive an amount equal to his annual salary plus bonus, his unexercisable options will be forfeited, and his exercisable options will remain exercisable for up to one year following such termination. If there is a Change in Control all stock options held by Mr. Larrimore will become exercisable.


OTHER EXECUTIVE EMPLOYMENT CONTRACTS. Effective October 1, 1995, new employment agreements were made with each of Messrs. Rowsey, Bushell, Schwarz, Robert H. Cornell and Albert Shaw. Effective November 1, 1995 a new employment agreement was made with Otis H. Halleen. Each of the agreements with Rowsey, Bushell and Schwarz provides for a two-year term of employment, until September 30, 1997; the agreements with Cornell, Shaw and Halleen provide for a one-year term of employment. Each agreement is renewable for additional one-year terms unless terminated by either party. The agreements provide for a base salary of not less than the amounts specified in each agreement, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The officer may terminate employment for good reason (reduction of salary, exclusion from benefit plans, material reduction in title or duties, relocation outside the Chicago metropolitan area, or breach by the Company of any provisions of the agreement). In the event of termination for good reason, Bushell, Rowsey and Schwarz shall be entitled to two times their respective base salary plus bonuses; and Cornell, Shaw and Halleen shall be entitled to an amount equal to their respective base salary plus bonuses. If the agreement is not renewed by the Company upon its expiration, the officer shall be entitled to a severance amount equal to his base salary plus bonuses. Each agreement also contains provisions restricting the disclosure of proprietary materials and confidential information, and restricts the officer from being employed by or consulting with any competing firm during the employment term and for two years thereafter. Because Schwarz and Cornell remained employed through March 30, 1996 they became entitled to receive certain stay bonuses provided in their prior employment agreements. Mr. Cornell's position was terminated by the Company during 1997; accordingly he is receiving the severance amounts to which he became entitled as described above.


Effective as of June 1, 1997, the Company entered into new employment agreements with Messrs. Bushell, Rowsey and Schwarz. Pursuant to such agreements, the term of employment begins on June 1, 1997 and continues until the executive or the Company notifies the other party. If the executive notifies the Company, the term of employment ends 90 days after such notification, and if the Company notifies the executive, the term of employment ends at the later of (i) June 1, 2000 or (ii) two years after such notification. The term of employment may also be terminated earlier by either the executive or the Company. The agreements provide for an annual base salary of at least $265,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company.



If the executive's employment is terminated by the Company (other than for Cause, as defined in the agreement) without the specified notice, or by the executive for Good Reason (as defined in the agreement) he will be entitled to a severance amount (subject to mitigation) equal to the sum of his base salary and bonuses for the months remaining in the term of employment (or which would have been remaining if the Company had given notice on the termination date) payable over the severance period, and continued welfare benefit coverage over the severance period. If his employment terminates due to his death or disability, he will receive an amount equal to the sum of his annual salary and his previous year's bonuses, payable over a 12-month period.


Ergin Uskup has an employment agreement dated as of February 13, 1995 which was intended, among other things, to encourage Mr. Uskup not to resign for the one-year period following the Merger. Upon completion of the one-year period following the Merger, Mr. Uskup became entitled to payment of a stay bonus in the amount of $175,000, payable in 12 monthly installments. Upon completion of his employment, Mr. Uskup will be entitled to a severance payment equal to the sum of one year's salary and bonus, payable in 12 monthly installments.


Shortly before the Merger, the Company adopted a severance plan for officers of the Company or its subsidiary who do not have employment contracts. The severance plan provides a severance payment of one year's base salary if an officer is terminated without cause.

401(k) SAVINGS PLAN

The Company has a 401(k) Savings Plan (the "Profit Sharing Plan") in which all salaried employees and certain hourly paid employees of the Company and its subsidiaries are eligible to participate following completion of six consecutive months of employment. The Profit Sharing Plan permits employees to have contributions made as 401(k) salary deferrals on their behalf, or as voluntary after-tax contributions, or contributions matching employee salary deferral contributions at the discretion of the Board of Directors. The Company has no present intention to make Company contributions other than matching contributions. The Company is currently contributing $0.25 for each $1.00 of employee salary deferral contributions up to 6% of eligible wages. For the year ended December 31, 1996, the Company paid $923,034 in matching contributions.

PENSION PLANS

The Company and its subsidiary maintain noncontributory pension plans covering substantially all employees. Employees are eligible to participate following the conclusion of twelve consecutive months of employment and the attainment of age
21. Prior to the Merger, Associated did not have a pension plan. Former Associated employees entered the Pension Plan on July 1, 1996. The Pension Plan provides for annual retirement benefits at age 65 equal to 1% percent of an employee's career-average annual compensation (as reported to the Internal Revenue Service) multiplied by the number of years of credited service up to a maximum of 40 years; however, an employee's annual compensation for each year of service prior to September 1989 is deemed to be the compensation earned by such employee during the twelve month period ending on August 31, 1989. Employees' pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity, and disability are also available. All such options are of actuarially equivalent value to the basic pension. The normal retirement age under this plan is 65. The Pension Plan contribution accrued for the fiscal year ended August 31, 1996 was $301,172.

In connection with the Merger, the Pension Plan was amended to provide that the actuarial factors employed by the plan may not be adjusted in a manner that would reduce lump sum benefits payable under the Pension Plan. The Company's operating subsidiary also maintains a number of retirement benefit plans for its employees who are covered under collective bargaining agreements.

The following table sets forth the estimated annual benefits upon retirement at age 65 under the pension plan to the executive officers individually named in the Summary Compensation Table on page 8 (calculated on the basis of estimated years of service at retirement age and current levels of compensation, assuming 5.5% compounded annual increases):


                                                                      Estimated Annual Pension
Name of Participant                                                        at Retirement
- --------------------------------------------------------------------  ------------------------
Frederick B. Hegi, Jr.*                                                               0
Thomas W. Sturgess*                                                                   0
Daniel H. Bushell**                                                          $   50,352
Michael D. Rowsey**                                                          $   53,675
Steven R. Schwarz                                                            $   78,953
Ergin Uskup                                                                  $   13,964


- --------

 *Messrs. Hegi and Sturgess are not eligible to participate in the Pension Plan.

**Messrs. Bushell and Rowsey became eligible effective July 1, 1996, but received credited years of service back to the date of the Merger.

As of December 31, 1996, the credited years of service under the Pension Plan for the individuals named were as follows:Mr. Bushell, 2 years; Mr. Rowsey, 2 years; Mr. Schwarz, 19 years; and Mr. Uskup, 3 years.

The Company's contributions to the Pension Plan are not allocated to the accounts of the individual participants.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is appointed by the Board from its membership. The Committee is responsible for recommending to the Board of Directors annual competitive base compensation structures, and appropriate performance criteria for bonus payouts for officers and senior management, and grants under the Company's Management Equity Plan to align long-term executive compensation with the interests of stockholders.

PHILOSOPHY

The Compensation Committee is guided by the following principles:

       - Compensation programs are designed to provide average base salaries, and better than average annual incentives, and other long-term rewards when the Company's maximum objectives are met or exceeded.

       - Compensation programs are designed simply, whenever possible. Participants are fully informed about what the possible rewards are, and what they must do to earn them.

COMPONENTS OF OVERALL COMPENSATION

The Compensation Committee considers several factors when determining compensation of executives, other officers, and senior managers.

       - Company Performance -- The Committee sets, in conjunction with the Board of Directors, annual earnings targets, which are used in determining the level of incentive awards.

       - Competitive Practice -- The Committee periodically receives reports from Hewitt Associates, a nationally recognized compensation practice consulting firm, which summarize and evaluate United Stationers' compensation practices against a group of approximately forty comparative companies extracted from the Hewitt Total Compensation Data Base and from recent proxy statements. Comparative companies are for the most part, from the office products and wholesale trade industries. The comparative companies include: (1) companies included in the Value Line Peer Group Index shown in the Comparative Five-Year Total Returns graph shown in the Company's Proxy Statement; (2) selected Chicago area and wholesale non-durable goods companies and (3) companies with market capitalizations comparable to the Company's. The companies in the sample are representative of companies with which United Stationers generally competes for management and executive talent.

TARGETED COMPENSATION

Total compensation for officers and management individuals is targeted above the median compensation of comparable companies when the Company's targeted objectives are attained.

SALARY

A salary range for each position is developed based on average base pay for similar positions at Hewitt's comparative companies. The salaries of executives, officers, and senior managers are reviewed annually against these ranges with adjustments in base compensation normally becoming effective on January 1.

The Compensation Committee generally considers levels of responsibility, performance, internal equity, and competitive base compensation practices when determining salary adjustments.

BONUS PLANS

A Management Incentive Plan provides annual incentive compensation opportunities to officers and other upper management level participants based on the Company achieving its performance goals established by the Compensation Committee and approved by the Board of Directors. Under this Plan, annual targets are set by the Compensation Committee and approved by the Board of Directors and bonuses are awarded under a formula based on percentage attainment of the targets. The incentive awards for 1997 are based solely on the earnings performance of the Company. If the Company fails to produce minimum targeted results, no incentives are paid to participants at any level.

In December 1996, the Board of Directors adopted a Special Bonus Plan for key members of the United Stationers management team. The purpose of the Plan is to encourage and reward management participants for creating the operational foundation throughout the organization that ultimately results in a liquidity Event. Approximately 177 management individuals are participants in the Special Bonus Plan. Specified awards will be made in cash in equal amounts on the first and second anniversaries subsequent to an Event to individuals who are regular full-time employees of the Company at the time such awards are to be paid.

LONG-TERM INCENTIVE COMPENSATION

The Committee believes that grants of stock options linked directly to Company performance provide significant incentive opportunity to senior executives and key employees who are responsible for the management, growth and financial success of the Company. Most of the options granted to management under the Company's MEP Plan were priced partly at a price comparable to the investment costs of the sponsor investors; the majority of the options were priced at the approximate market value at the time of grant. Pursuant to the grants, the economic value of the options to recipients depends upon the amount by which the price of the Company's stock exceeds the grant price, at the time they become exercisable, which will not be until the Company's non-public investors have realized a full return of their investment (an "Event"). In this way, the participants are motivated to manage the business in ways that over the long term will benefit stockholders through increases in the stock price. The Committee contemplates that future options will be granted at fair market value.

As a general rule, the Compensation Committee considers the level of job responsibility and the participant's potential impact on the Company's performance in arriving at the number of shares to be granted under the MEP Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million for compensation paid to the chief executive officer and certain other executive officers, unless certain requirements are met. The limit does not apply to performance-based compensation paid under a plan which meets the requirements of the Code. The Company's MEP Plan and other incentive compensation plans are designed to meet Code requirements and the Committee intends to continue to use performance-based compensation to the extent that compliance with Code requirements does not conflict with the Company's compensation strategy. The deductibility of some of the compensation will depend, among other things, on the composition of the Committee, whether or not an Event occurs making the MEP Plan options exercisable, when those options will in fact be exercised, and the market value of the Common Stock at the time of such exercises. Based on the current composition of the Compensation Committee, performance-based compensation may not fall within the exception, and thus may be subject to the $1 million limit on deductible compensation. Some compensation expense resulting from option exercises by certain of the named executive officers may not be deductible by the Company.

Respectfully submitted:
COMPENSATION COMMITTEE


Gary G. Miller, Chairman
Frederick B. Hegi, Jr.
James A. Johnson
Randall W. Larrimore

STOCK PERFORMANCE GRAPH

The following graph sets forth the annual percentage change in the cumulative total shareholder return on the Company's Common Stock during the preceding five years, compared with the cumulative total returns of the NASDAQ Stock market (U.S. Companies) and a peer group comprised of companies included within the Value Line's Office Equipment and Supplies Industry. The comparison assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. Because of the substantial changes in the capitalization of the Company at the time of the Merger, the Company believes that the comparisons in the graph for the periods preceding the Merger are not meaningful.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
      UNITED STATIONERS (USTR), NASDAQ* AND VALUE LINE PEER GROUP** INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/96)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   UNITED STATIONERS (USTR)     *NASDAQ (U.S. COMPANIES)     **VALUE LINE OFFICE EQPT/SUPPLIES
1991                                                 $100.00                        $100.00                             $100.00
1992                                                  197.23                         116.38                              118.51
1993                                                  181.68                         133.60                              130.82
1994                                                  163.57                         130.59                              129.45
1995                                                  690.11                         184.67                              185.74
1996                                                  484.94                         227.16                              224.59
*Peer Group data and NASDAQ
data are so similar they are not
distinguishable on the graph.


                                                       1991       1992       1993       1994       1995       1996
                                                     ---------  ---------  ---------  ---------  ---------  ---------
United Stationers (USTR)...........................     100.00     197.23     181.68     163.57     690.11     484.94
*NASDAQ (U.S. Companies)...........................     100.00     116.38     133.60     130.59     184.67     227.16
**Value Line Office Eqpt/Supplies..................     100.00     118.51     130.82     129.45     185.74     224.59

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in May 1998, must be received by the Company no later than December 5, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

                                          By Order of the Board of Directors

                                          /s/ Otis H. Halleen

                                          OTIS H. HALLEEN
                                          SECRETARY
                                          Des Plaines, Illinois

                                                                      APPENDIX A

                               AMENDMENT NO. 4 TO
                             UNITED STATIONERS INC.
                             MANAGEMENT EQUITY PLAN

This Amendment No. 4 to the United Stationers Inc. Management Equity Plan (the "Plan") is effective as of May 23, 1997. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Plan.

WHEREAS, Associated Holdings, Inc. adopted the Plan as of January 31, 1992;

WHEREAS, the Plan was amended by Amendment No. 1 effective March 30, 1995, and by Amendments No. 2 and 3 effective September 27, 1995;

WHEREAS, the Company desires to further amend the Plan in certain respects;

THEREFORE, the Plan is amended as follows:

1. INCREASE IN NUMBER OF AUTHORIZED SHARES. The first sentence of Section 3 of the Plan is amended by increasing the number of shares authorized to be issued under the Plan by 1,494,075.72 shares, from 2,605,924.28 to 4,100,000 shares.

2. AMENDMENT OF SECTION 4. Section 4 of the Plan is amended by deleting the following: "(but not to any officer and director who is not also an employee)", and by adding, at the end of the last sentence thereof, the words: ",or who are non-employee directors of the Company on the date of such grant".

3.  AMENDMENT OF SECTION 6.

    (a) Section 6 of the Plan is amended by deleting the caption thereof, and substituting therefor the words: "GRANTS OF STOCK OPTIONS".

    (b) Section 6.c of the Plan is amended by inserting therein, after the words, "in the continuous employ of" the words, ",or as a director of".

4. AMENDMENT OF SECTION 8. Section 8.a. is amended by substituting therefor the following:

    "a. ASSIGNMENT OR TRANSFER. The Committee may, in its discretion, authorize all or a portion of the options, other than Incentive Stock Options, to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that
    (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer."

                                                                      APPENDIX B

                             UNITED STATIONERS INC.
                             MANAGEMENT EQUITY PLAN

1. PURPOSE

United Stationers Inc., a Delaware corporation (the "Company"), by means of this Management Equity Plan (the "Plan") desires to afford certain of its directors, key employees and the key employees of any parent corporation or subsidiary corporation thereof now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the company and any parent corporation or subsidiary corporation thereof. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall mean, respectively, a corporation within the definition of such terms contained in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

The stock options described in Section 6 (the "Options"), and the shares of common stock of the Company acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

2. ADMINISTRATION

The Plan shall be administered by the Option Committee, or any successor thereto, of the Board of Directors of the Company or by such other committee, as determined by the Board (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors of the Company, each of whom shall qualify as a "disinterested person" to administer the Plan within the meaning of Rule 16b-3, as amended, or other applicable Rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to comply at all times with the Exchange Act. A majority of the Committee shall constitute a quorum, and subject to the provisions of Section 5, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

3. SHARES AVAILABLE

Subject to the adjustments provided in Section 7, the maximum aggregate number of shares of common stock of the Company which may be granted for all purposes under the Plan shall be 4,100,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including, without limitation, the expiration of such Option, the termination of such option prior to exercise or the forfeiture of such Option, such shares shall thereafter be available for grants to such individual or other individuals under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with either authorized and unissued shares of the common stock of the Company or issued shares of such common stock held in the Company's treasury.

4. ELIGIBILITY AND BASES OF PARTICIPATION

Grants under the Plan may be made, pursuant to Section 6, to key employees, officers and directors of the Company, or any parent corporation or subsidiary corporation thereof, who are regularly employed on a salaried basis and who are so employed on the date of such grant (the "Officer and Key Employee Participants"), or who are non-employee directors of the Company on the date of such grant.

5. AUTHORITY OF COMMITTEE

Subject to and not inconsistent with the express provisions of the Plan and the Code, the Committee shall have plenary authority, in its sole discretion, to:

    a. determine the persons to whom Options shall be granted, the time when such Options shall be granted, the number of Options, the purchase price or exercise price of each Option, the period(s) during which such Option shall be exercisable (whether in whole or in part), the restrictions to be applicable to Options and the other terms and provisions thereof (which need not be identical);


    b. require, as a condition to the granting of any Option, that the person receiving such Option agree not to sell or otherwise dispose of such Option, any common stock acquired pursuant to such Option or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange
       Act) for a period of at least six (6) months following the later of (i) the date of the grant of such Option or (ii) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option:


    c. provide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by the Company of the commissions of the broker-dealer:

    d. provide the establishment of procedures for an optionee (1) to have withheld from the total number of shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value (as defined in Section 9) which, together with such cash as shall be paid in respect of fractional Shares, shall equal the Option exercise price, and (2) to exercise a portion of an Option by delivering that number of shares already owned by such optionee having a Fair Market Value which shall equal the partial Option exercise price and to deliver the shares thus acquired by such optionee in payment of shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that such optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

    e. provide the establishment of a procedure whereby a number of shares of common stock or other securities may be withheld from the total number of shares of common stock or other securities to be issued upon exercise of an Option to meet the obligation of withholding for taxes incurred by an optionee upon such exercise;

    f. prescribe, amend, modify and rescind rules and regulations relating to the Plan;

    g. make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business; and

    h. establish any procedures determined to be appropriate in discharging its responsibilities under the Plan.

The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; PROVIDED, HOWEVER, that the Committee may not delegate any duties to a member of the Board of Directors of the Company who, if elected to serve on the Committee, would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under the Exchange Act. The Committee may employ attorneys, consultants, accountants, or other persons and the committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received grants under the Plan, the company and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

6. GRANTS OF STOCK OPTIONS

The Committee shall have the authority, in its sole discretion, to grant incentive stock options ("Incentive Options") pursuant to Section 422 of the Code, or to grant non-qualified stock options ("Non-Qualified Options") (options which do not qualify under Section 422 of the Code) or to grant both types of Options. No option shall be granted for a term of more than ten (10) years. Notwithstanding anything contained herein to the contrary, an Incentive Option may be granted only to Officer and key Employee Participants. The terms and conditions of the Options shall be determined from time to time by the
Committee: PROVIDED, HOWEVER, that the Options granted under the Plan shall be subject to the following:

    a. OPTION PRICE. The Committee shall establish the option price at the time any Option is granted at such amount as the Committee shall determine. The option price for each share purchasable under any Incentive Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share at the date the Option is granted; PROVIDED, HOWEVER, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of the Company, or any parent corporation or subsidiary corporation thereof, which possess more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary corporation or parent corporation of the Company, the purchase price for each share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share at the date the Option is granted. The Option price will be subject to adjustment in accordance with the provisions of Section 7 of the Plan.

    b. PAYMENT. The price per share of common stock of the Company with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash, which may be paid by wire transfer in immediately available funds, by check or by any other instrument acceptable to the Company or, in the discretion of the Committee, by delivery to the Company of shares or common stock of the Company owned by the optionee or by the Company withholding from the total number of shares to be acquired pursuant to the Option a portion of such shares. Shares delivered to or withheld by the Company in payment of the option price shall be valued at the Fair Market Value of the common stock of the Company on the day preceding the date of the exercise of the option.

    c. CONTINUATION OF EMPLOYMENT. Notwithstanding anything else contained herein, each Option by its terms shall require the optionee to remain in the continuous employ of, or as a director of, the Company, or any parent corporation or subsidiary corporation thereof, for at least six (6) months (or three (3) months in the case of an Incentive Option) from the date of grant of the Option before the right to exercise any part of the Option will accrue.

    d. EXERCISABILITY OF STOCK OPTION. Each Option shall be exercisable in such installments as may be determined by the Committee at the time of the grant. The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. No Option by its terms shall be exercisable after the expiration of ten (10) years from the date of the grant of the Option; PROVIDED, HOWEVER, in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns stock of the Company, or any parent corporation or subsidiary corporation thereof, possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any corporation or subsidiary corporation thereof, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

    e. DEATH. In the event of the death of any optionee, the estate of such optionee shall have the right, within the period designated by the Committee at the time of grant, which shall in no event be less than within six (6) months after the date of death (but not after the expiration date of the Option), to exercise such optionee's Option with respect to all or any part of the shares of stock which such optionee was entitled to purchase immediately prior to the time of his death, or will become entitled to purchase during the period of exercise.

    f. DISABILITY OR RETIREMENT. If the employment of any optionee is terminated because of Disability (as defined in Section 9), or because of retirement, such optionee shall have the right, within the period designated by the Committee at the time of grant, which shall in no event be less that within six (6) months after the date of termination (or within one (1) year after the date of such termination in the case of an Incentive Option) (but in no case after the expiration of the Option), to exercise the Option with respect to all or any part of the shares of stock which such optionee was entitled to purchase immediately prior to the time of such termination, or will become entitled to purchase during the period of exercise.

    g. OTHER TERMINATION OR FOR CAUSE. If the employment of an optionee is terminated for any reason other than those specified in the subsections 6(e) and (f) above, such optionee shall have the right, within the period designated by the Committee which shall in no event be less than thirty (30) days (or three (3) months in the case of an Incentive Option) after the date of such termination (but not after the expiration date of the Option), to exercise his Option with respect to all or any part of the shares of stock which such optionee was entitled to purchase immediately prior to the time of such termination, except that, if such optionee's employment was terminated by the Company, or any parent corporation or subsidiary corporation thereof, for good cause, or if the optionee voluntarily terminates employment without the consent of the Company, or any parent corporation or subsidiary corporation thereof (of which fact the Committee shall be the sole judge), such optionee shall immediately forfeit all rights under his Option except as to the shares of stock already purchased. Termination for "good cause" shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of: (A) the optionee's theft or embezzlement, or attempted theft or embezzlement, of money or tangible or intangible assets or property of the Company or any parent corporation or subsidiary corporation thereof, (B) any act or acts of moral turpitude by optionee, (C) other than as a result of a Disability, optionee's failure to devote adequate time to the Company's or such parent corporation's or such subsidiary corporation's business as determined in the reasonable judgment of the Board of Directors, after having given notice of the asserted problem and a reasonable opportunity to cure, (D) any intentional acts by optionee which establish optionee's loyalty to a business entity or person other than the Company, (E) gross negligence or willful misconduct in the performance of optionee's duties, (F) conviction of a felony, (G) conviction of a crime, the conviction of which results in a material injury to the Company or any parent corporation or subsidiary corporation thereof, or (H) a willful material breach of any employment agreement entered into between optionee and the Company or any parent corporation or subsidiary corporation thereof. The determination that there exists "good cause" for termination shall be made by the Option Committee (unless otherwise agreed to in writing by the Company and the optionee) and such determination shall be conclusive.

    h. MAXIMUM EXERCISE. The aggregate Fair Market Value of stock (determined at the time of the grant of the Option) with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year under all plans of the Company, or any parent corporation or subsidiary corporation thereof, shall not exceed $100,000.


    i. LIMIT ON INDIVIDUAL GRANTS. In any calendar year, the maximum number of shares for which options may be granted under the Plan to any one optionee is 400,000 shares of common stock (subject to adjustment in accordance with Section 7 of the Plan.


7. ADJUSTMENT OF SHARES


In the event there is any change in the common stock of the Company by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in the capital structure of the Company, the number or kind of shares or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee at the time of such event, provided that each optionee's position with respect to the Option and the per share price or value thereof shall not, as a result of such adjustment, be worse than it had been immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall nay adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.


In the event of a Change of Control or a merger between the Company and another corporation in which the Company is not the surviving entity and where any optionee holds Options issued pursuant to this Plan which have not been exercised, such Options shall be canceled and replacement Options shall be issued by the surviving entity in accordance with Rule 16b-3(f)(1) under the Exchange Act.

8. MISCELLANEOUS PROVISIONS

    a. ASSIGNMENT OR TRANSFER. The Committee may, in its discretion, authorize all or a portion of the options, other than Incentive Stock Options, to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer."

    b. INVESTMENT REPRESENTATION. If a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock issuable upon exercise of an Option, is not in effect at the time such Option is exercised, the Company may require, for the sole purpose of complying with the Securities Act, that prior to delivering such common stock to the exercising optionee, such optionee must deliver to the Secretary of the Company a written statement (i) representing and warranting that such common stock is being acquired for investment only and not with a view to the resale or distribution thereof, (ii) acknowledging and confirming that such common stock may not be sold unless registered for sale under the Securities Act or pursuant to an exemption from such registration and (iii) agreeing that the certificates representing such common stock shall bear a legend to the effect of the foregoing.

    If subsequent to the delivery by an optionee of the written statement described in the preceding paragraph, the common stock issuable upon exercise of an Option is registered under the Securities Act, the Company may release such optionee from such written statement without effecting a "modification" of the Plan within the meaning of Section 424(h)(3) of the Code.

    c. WITHHOLDING TAXES. In the case of distributions of common stock or other securities hereunder, the Company, as a condition of such distribution, may require the payment (through withholding from the optionee's salary, reduction of the number of shares of common stock or other securities to be issued, or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such distribution.

    d. COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option nor to any employee receiving an Option.

    e. FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

    f. OTHER INCENTIVE PLANS. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

    g. EFFECT ON EMPLOYMENT. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Officer and Key Employee Participants except to the extent specifically provided herein shall impose, or be construed as imposing, an obligation on (i) the Company, or any parent corporation or subsidiary corporation thereof, to continue the employment of any Officer and Key Employee Participant, and (ii) any Officer and key Employee Participant to remain in the employ of the Company, or any parent corporation or subsidiary corporation thereof.

9. DEFINITIONS

    a. "Fair Market Value" shall, as it relates to the common stock of the Company, mean the average of the high and low prices of such common stock as reported on a national stock exchange or as listed for quotation on the NASDAQ National Market System on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such common stock is not listed on a national stock exchange or is not listed for quotation on the NASDAQ National Market System, the value of such common stock on such date as determined by the Board of Directors of the Company in good faith.

    b. "Disability" means optionee's inability, due to illness, accident, injury, physical or mental incapacity or other disability effectively to carry out his duties and obligations as an employee of the Company or to participate effectively and actively as an employee of the Company for 90 consecutive days or shorter periods aggregating at least 180 days (whether or not consecutive) during any twelve-month period.

10.AMENDMENT OF PLAN

The Board of Directors of the Company shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the common stock of the Company which may be issued and sold pursuant to Options granted under the Plan or decrease the minimum option price in the case of an Incentive Option, or modify the provisions of the Plan relating to eligibility with respect to Incentive Options unless such amendment is made by or with the approval of the stockholders. The Board of Directors shall be authorized to amend the Plan and the Options granted thereunder (i) to qualify as "incentive stock options" within the meaning of Section 422 of the Code or (ii) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act. No amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan, without the consent of the holder thereof.

11.EFFECTIVE DATE

The Plan shall become effective January 31, 1992, the date as of which the Plan was adopted by the Board of Directors (the "Effective Date"); PROVIDED, HOWEVER, that if the Plan is not approved by a vote of the stockholders of the Company at an annual meeting or by written consent within twelve (12) months before or after the Effective Date, the Plan and any Options granted thereunder shall terminate.

/X/ Please mark
    vote as in
    this example.


                                 UNITED STATIONERS INC.

                                     Consent Card
                         Solicited on Behalf of the Board of Directors

                 The undersigned hereby votes all the shares of Common stock of
             UNITED STATIONERS INC., which the undersigned is entitled to vote:

     FOR    AGAINST    ABSTAIN
     / /     / /         / /     approval of the amendments to the United
                                 Stationers Inc. Management Equity Plan.

       The Board of Directors recommends a vote FOR approval of the Amendments.




               NOTE: Please date and sign as your name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.




                Signature: ____________________________  Date: _____________


               Signature: ______________________________ Date: ______________